ANDERSEN ANDERSEN & STRONG, L.C.
--------------------------------
Certified Public Accountants and Business Consultants

                                                  941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated July 9, 2001, accompanying the audited financial statements of Mobile Self Storage, Inc. for the period ended June 30, 2001 and hereby consent to the incorporation by referenc to such report in a Registration Statement on Form SB-2.





July 19, 2001                                 s/ Andersen Andersen and Strong LC